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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  June 1, 1999


                              GARGOYLES, INC.
           ------------------------------------------------------
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


     WASHINGTON                     0-21355                    91-1247269
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(STATE OR OTHER JURISDIC-)       (COMMISSION                (IRS EMPLOYER
  TION OF INCORPORATION           FILE NUMBER)            IDENTIFICATION NO.)


                          5866 South 194th Street
                             Kent, Washington                       98032
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                  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)       (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:        (253) 796-2752
                                                    --------------------------


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       (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

(a) Refinancing and Recapitalization Transaction with U.S. Bank National Association.

     On June 1, 1999, Gargoyles, Inc. completed a transaction with its lender, U.S. Bank National Association, for the restructure of its credit facility with the bank and a recapitalization of the company. The new financing relieves the immediate liquidity concerns that have faced Gargoyles throughout 1998 and gives Gargoyles needed working capital. As a result of the refinancing, the company's indebtedness to U.S. Bank has been decreased by $10 million, and the balance of the loans has been restructured into $19.5 million of term loans with maturity dates of June 1, 2005, and a commitment for a $9 million revolving loan. No principal payments are due under $10 million of the term loans until their maturity date, and principal payments under the remaining $9.5 million term loan are much lower in the first two years than in the last four years of the loan. In exchange for $10 million of debt, the company issued 10 million shares of Gargoyles, Inc. Series A Preferred Stock to U.S. Bank. The bank's Series A Preferred Stock is convertible into 31,600,342 shares of Gargoyles, Inc. Common Stock, or 79% of the authorized capital of the company on a fully-diluted basis. U.S. Bank's affiliate, U.S. Bankcorp, currently owns 400,000 shares of Gargoyles, Inc. common stock, or 1% of the authorized capital of the company, giving U.S. Bank and its affiliate beneficial ownership, in the aggregate, of 80% of the authorized capital of Gargoyles on a fully-diluted basis.

     As a condition to closing the transaction with U.S. Bank, directors Timothy C. Potts, Paul S. Shipman, Walter F. Walker and Robert G. Wolfe resigned from the board of directors of Gargoyles, Inc. and all committees of the board effective as of the closing of the U.S. Bank transaction. The board resignations were effective June 1, 1999. William D. Ruckelshaus remained on the Gargoyles board of directors following the closing of the U.S. Bank transaction.

     On June 1, 1999, the board of directors of Gargoyles appointed Daniel C. Regis and William C. Thompson, and reappointed Paul S. Shipman, to the board to serve until the 1999 annual meeting of shareholders of Gargoyles, which is scheduled for June 29, 1999. Mr. Ruckelshaus' term on the board expires as of the June 29th shareholders' meeting, and it is contemplated that Mr. Ruckelshaus will not stand for reelection.

     Daniel C. Regis is the President of Kirlan Venture Capital, Inc. which provides investment consulting services to several venture capital funds. Prior to joining Kirlan Venture Capital, Inc. in 1996, Mr. Regis was the Managing Partner of Price Waterhouse LLP for the Northwest Region. Mr. Regis worked for Price Waterhouse LLP for more than 32 years serving many notable clients during his career, including NIKE, Longview Fibre and Precision Castparts.

     William C. Thompson is the President of Worldwide Marketing Consultants. From 1996 to 1998, Mr. Thompson was the Executive Vice President and Chief Marketing Officer of Umbro International, a $600 million brand marketed through a subsidiary/licensee network in 55 countries. From 1987 to 1995 Mr. Thompson was Vice Chairman and Chief Marketing Officer of J.Walter Thompson, a $6 billion international advertising agency.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (c)  Exhibits.

          Exhibit
          Number
          -------
          1.1 Stock Purchase Agreement dated May 28, 1999, between Gargoyles, Inc. and U. S. Bank National Association
          1.2 Second Amended and Restated Credit Agreement dated May 28, 1999, between Gargoyles, Inc. and U.S. Bank National Association
          99.1  Press Release of Registrant dated June 2, 1999


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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                GARGOYLES, INC.


Date:  June 7, 1999             By:  /s/ LEO ROSENBERGER
                                     ------------------------------------
                                     Leo Rosenberger, Chief Executive
                                     Officer and Chief Financial Officer

Exhibit
Number
-------
1.1 Stock Purchase Agreement dated May 28, 1999, between Gargoyles, Inc. and U. S. Bank National Association
1.2 Second Amended and Restated Credit Agreement dated May 28, 1999, between Gargoyles, Inc. and U.S. Bank National Association
99.1    Press Release of Registrant dated June 2, 1999